EXHIBIT 23.2

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-91003 of Citizens Bancshares Corporation on Form S-3 of our report dated February 16, 2001, appearing in this Annual Report on Form 10-KSB of Citizens Bancshares Corporation for the year ended Devember 31, 2000.

/s/ Deloitte and Touche LLP

Atlanta, Georgia

April 16, 2001